Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Citizens Financial Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Bruce Van Saun, John F. Woods, Malcolm Griggs and C. Jack Read, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more registration statements under the Securities Act of 1933, as amended, with respect to the registration of shares of the Company’s common stock, par value of $0.01 per share, to be issued in connection with the consummation of the Company’s merger with Investors Bancorp, Inc. (“Investors”) pursuant to an Agreement and Plan of Merger, dated July 28, 2021, by and between the Company and Investors, any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any amendments (including post-effective amendments) to any such registration statements or additional registration statements, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and to file with the Securities and Exchange Commission any related prospectuses or amendments or supplements to any prospectuses, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that any such registration statements, any and all such additional registration statements pursuant to Rule 462(b), any amendments (including post-effective amendments) to any such registration statements or additional registrations, and any related exhibits, documents prospectuses or amendments or supplements thereto, shall comply with the Securities Exchange Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Bruce Van Saun Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	September 16, 2021

/s/ John F. Woods John F. Woods	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	September 16, 2021

/s/ C. Jack Read C. Jack Read	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 16, 2021

/s/ Lee Alexander Lee Alexander	Director	September 16, 2021

/s/ Christine M. Cumming Christine M. Cumming	Director	September 16, 2021

Signature	Title	Date

/s/ William P. Hankowsky William P. Hankowsky	Director	September 16, 2021

/s/ Leo I. Higdon, Jr. Leo I. Higdon, Jr.	Director	September 16, 2021

/s/ Edward J. Kelly III Edward J. Kelly III	Director	September 16, 2021

/s/ Charles J. Koch Charles J. Koch	Director	September 16, 2021

/s/ Robert G. Leary Robert G. Leary	Director	September 16, 2021

/s/ Terrance J. Lillis Terrance J. Lillis	Director	September 16, 2021

/s/ Shivan S. Subramaniam Shivan S. Subramaniam	Director	September 16, 2021

/s/ Christopher J. Swift Christopher J. Swift	Director	September 16, 2021

/s/ Wendy A. Watson Wendy A. Watson	Director	September 16, 2021

/s/ Marita Zuraitis Marita Zuraitis	Director	September 16, 2021